AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION March 17, 1998


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                               ------------------

        Date of Report (Date of earliest event reported):  March 10, 1998


                        CHANDLER INSURANCE COMPANY, LTD.
             (Exact name of registrant as specified in its charter)


                                 Cayman Islands
                    (State or jurisdiction of incorporation)


                   0-15286                              N/A
           (Commission File Number)      (IRS Employer Identification No.)


         5th Floor Anderson Square
    Grand Cayman, Cayman Islands, B.W.I.                N/A
  (Address of principal executive offices)          (Zip Code)


      Registrant's telephone number, including area code:  (345) 949-8177



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                                                                       Page 2
ITEM 5.  OTHER EVENTS
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         In the Company's quarterly report on Form 10-Q for the period ended
         September 30, 1997, it reported under Part I - Item 2. "CenTra Litigation-Oklahoma" that a United States District Court sitting in Oklahoma (Oklahoma Federal Court) had certain post-trial motions under advisement at that time.

         On March 10, 1998 United States District Court Judge Vicki Miles-LaGrange issued an order disposing of all pending post-trial motions in that litigation. The litigation involved Chandler Insurance Company, Ltd. (Chandler or the Company) and its affiliates and CenTra, Inc. (CenTra) and certain of its affiliates (the CenTra Group).

         The Judge's ruling:

         * Let stand a $5,099,133 judgment in favor of CenTra and against Chandler conditioned upon CenTra's return of 517,500 shares of Chandler common stock and denied CenTra's motion for prejudgment interest.

         * At Chandler's request, modified the judgment entered in April 1997 against Chandler and its wholly owned subsidiary, Chandler Insurance (Barbados), Ltd., in the amount of $6,882,500 so as to require CenTra and certain affiliates to deliver 1,142,625 shares of common stock to Chandler on payment of the judgment and denied CenTra's request for prejudgment interest.

         * Affirmed a judgment in favor of Chandler and against CenTra and its affiliates determining that neither CenTra nor its affiliates may vote any shares of Chandler.

         * Affirmed judgments on three derivative claims totaling $736,629 against various Chandler officers and directors and in favor of Chandler (U.S.A.), Inc. (Chandler USA), a wholly owned subsidiary of Chandler, and let stand seven judgments on derivative claims in favor of various officers and directors of Chandler USA.

         * Let stand judgments totaling $1 each against certain Chandler officers and directors and in favor of CenTra arising from an alleged failure to include a statement in certain securities documents indicating that ownership of Chandler shares may be subject to regulation by the Nebraska Insurance Department under a provision of Nebraska law regulating Nebraska domiciled insurance companies.

         * Let stand judgments against various Chandler officers and directors for $1 each based upon breach of fiduciary duties.

         * Affirmed judgments in favor of directors of Chandler who are affiliated with CenTra on Chandler's counterclaim based upon alleged breaches of fiduciary duty to Chandler, violations of securities laws, and breach of a stock purchase agreement with Chandler.

         * Affirmed a judgment for $788,625 in favor of National American Insurance Company (NAICO), a wholly owned subsidiary of Chandler, and related entities and against CenTra for its failure to pay insurance premiums. The Oklahoma Federal Court denied NAICO's request for prejudgment interest.

         In October 1997, CenTra had filed a request for costs and attorneys' fees on the judgments in the approximate amount of $4.7 million. The Oklahoma Federal Court struck that motion in an order entered March 9, 1998 but stated that all parties could file motions to tax costs and attorneys' fees following entry of the Oklahoma Federal Court order on March 10, 1998. Chandler disputes CenTra's right to costs and attorneys' fees but based upon applicable accounting standards, Chandler had already recorded a liability for such costs and expenses of approximately $4.6 million during the first quarter of 1997.
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                                                                       Page 3

         In its September 30, 1997 report on Form 10-Q under Part I - Item 2. "CenTra Litigation-Nebraska", the Company reported that the CenTra Group had been ordered to deliver all of its Chandler shares into the registry of the United States District Court for the District of Nebraska ("Nebraska Federal Court"). Following an unsuccessful request for a stay of that order, the CenTra Group deposited, on February 9, 1998, 1,691,750 shares in addition to the 1,441,700 shares
         which it had previously deposited into the registry of the Nebraska Federal Court. Therefore, the stock which CenTra and certain affiliates must return to Chandler upon payment of the judgments in the Oklahoma Federal Court is currently held in the registry of the Nebraska Federal Court. As previously reported, Judge Urbom of that court entered an order requiring CenTra to divest itself of its shares
         and directing the parties to that litigation to submit divestiture plans. CenTra appealed the order of divestiture to the Eighth
Circuit
         United States Court of Appeals and such appeal is currently pending with oral arguments scheduled for April 1998. Because of the uncertainty of the outcome of CenTra's appeal, and until final divestiture plan proposals are submitted and accepted, the Company is unable to predict the effect of the divestiture order on the rights, limitations, or other regulation on ownership of the stock of any existing or prospective holders of the Company's stock or the effect on the market price of the Company's stock. It is unclear what impact
         the Nebraska Federal Court's possession of the shares will have upon Chandler's obligation to pay the judgments.

         CenTra has not indicated whether or not it will request the Nebraska Federal Court to release the 1,660,125 shares which are the subject of the Oklahoma Federal Court decision or whether or not it intends to
         appeal the decision of the Oklahoma Federal Court.

         Chandler has not decided whether or not it will appeal any or all of the orders of the Oklahoma Federal Court. All implications of the Oklahoma Federal Court's ruling have not been fully evaluated by the Company. These issues are being studied by the Company's management and by a special litigation committee composed of independent directors who are not parties to the litigation. In the event the Company decides to appeal, it may be required to post a supersedeas bond or bonds to suspend execution of any judgments against it.

         The Company believes that if it elects to pay the judgments, the shares owned by CenTra or its affiliates which are the subject of the judgment must be returned to the Company unless CenTra appeals and takes appropriate action to supercede the judgments or the Nebraska Federal Court does not release the shares. The Company believes that adequate financial resources are available to post a supersedeas bond or to pay the judgments.

         Chandler USA is the judgment creditor in connection with derivative claim judgments against certain Chandler officers and directors. Chandler USA's Special Litigation Committee is considering the course of action Chandler USA should take with regard to collection of those judgments.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
         ------------------------------------------------------------------

         (a)  Not applicable.

         (b)  Not applicable.
         (c) The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

              99.1 Order Resolving Post-Trial Motions filed March 10, 1998 in the United States District Court for the Western District of Oklahoma

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                                                                       Page 4

                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.
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
                                     CHANDLER INSURANCE COMPANY, LTD.


Date:  March 17, 1998                By:  /s/ W. Brent LaGere

-------------------------------------
                                          W. Brent LaGere
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and
                                          President (Principal Executive
                                          Officer)
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